Exhibit 99.1

Janus Investment Fund (“JIF”)

			Lipper Rankings Based on Total Returns as of 6/30/09
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile		Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)		Total Funds
Growth Funds
Janus Twenty Fund (1)	Jan-08	Large-Cap Growth Funds	81	681 / 841	1	1 / 717	1	2 / 602	12	36 / 313	26		209 / 815
Janus Fund	Oct-07	Large-Cap Growth Funds	42	347 / 841	35	250 / 717	49	294 / 602	65	201 / 313	46		365 / 799
Janus Orion Fund	Dec-07	Multi-Cap Growth Funds	90	409 / 458	20	71 / 365	3	9 / 306	—	—	75		324 / 434
Janus Research Fund	Jan-06	Large-Cap Growth Funds	57	473 / 841	13	89 / 717	9	53 / 602	37	114 / 313	14		92 / 693
Janus Enterprise Fund	Oct-07	Mid-Cap Growth Funds	46	238 / 522	16	71 / 457	10	37 / 376	77	137 / 179	26		128 / 496
Janus Venture Fund (1)	Jan-01	Small-Cap Growth Funds	24	138 / 578	18	86 / 498	24	97 / 412	60	127 / 214	22		64 / 291
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	4	19 / 578	2	5 / 498	—	—	—	—	2		5 / 498

Core Funds
Janus Growth and Income Fund	Nov-07	Large-Cap Core Funds	40	370 / 936	57	458 / 809	25	163 / 673	29	107 / 379	38		332 / 890
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	88	661 / 755	17	102 / 610	3	12 / 454	—	—	16		32 / 203
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	3	11 / 524	1	3 / 388	2	3 / 295	11	15 / 147	1		2 / 342
Janus Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	70	647 / 936	64	516 / 809	18	117 / 673	19	71 / 379	63		560 / 890
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	53	396 / 755	68	414 / 610	46	205 / 454	—	—	45		164 / 366

Global/International Funds
Janus Overseas Fund	Jun-03	International Funds	8	90 / 1237	1	8 / 935	1	1 / 711	3	9 / 378	1		1 / 643
Janus Worldwide Fund	Apr-09	Global Funds	19	96 / 524	45	170 / 381	69	201 / 294	87	132 / 152		‡
Janus Global Life Sciences Fund	Apr-07	Global Healthcare/Biotechnology Funds	72	36 / 49	45	20 / 44	49	21 / 42	25	4 / 15	16		8 / 49
Janus Global Technology Fund	Jan-06	Global Science & Technology Funds	33	26 / 78	22	16 / 73	27	18 / 67	46	10 / 21	28		20 / 73
Janus Global Research Fund	Feb-05	Global Funds	51	264 / 524	10	38 / 381	—	—	—	—	6		18 / 318
Janus Global Opportunities Fund	Apr-09	Global Funds	6	31 / 524	24	88 / 381	61	179 / 294	—	—		‡

Value Funds
Perkins Mid Cap Value Fund – Inv(1)	Aug-98	Mid-Cap Value Funds	16	45 / 291	4	8 / 235	3	5 / 179	2	1 / 63	2		1 / 52
Perkins Small Cap Value Fund - Inv*(1)	Feb-97	Small-Cap Core Funds	1	6 / 768	2	7 / 617	10	46 / 503	14	33 / 242	5		6 / 130

Income Funds
Janus Flexible Bond Fund	May-07	Intermediate Investment Grade Debt	6	29 / 566	6	26 / 462	6	23 / 395	21	44 / 210	7		35 / 511
Janus High-Yield Fund	Dec-03	High Current Yield Funds	8	35 / 462	19	74 / 392	18	60 / 333	10	20 / 202	18		55 / 322
Janus Short-Term Bond Fund	May-07	Short Investment Grade Debt	1	1 / 255	2	3 / 210	3	4 / 175	9	8 / 90	3		7 / 248

Asset Allocation Funds
Janus Smart Portfolio-Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	63	414 / 661	7	35 / 536	—	—	—	—	6		29 / 521
Janus Smart Portfolio-Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	24	121 / 524	3	8 / 388	—	—	—	—	5		16 / 376
Janus Smart Portfolio-Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	20	83 / 422	3	9 / 345	—	—	—	—	2		6 / 314

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

(1)          Closed to new investors.

Janus Adviser Series (“JAD”) Class S Shares

			Lipper Rankings Based on Total Returns as of 6/30/09
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile		Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)		Total Funds
Growth Funds
Forty Fund	Jan-08	Large-Cap Growth Funds	86	720 / 841	1	4 / 717	1	3 / 602	2	6 / 313	43		346 / 815
Mid Cap Growth Fund	Oct-07	Mid-Cap Growth Funds	36	187 / 522	10	45 / 457	6	21 / 376	75	135 / 179	19		94 / 496
Large Cap Growth Fund	Oct-07	Large-Cap Growth Funds	41	343 / 841	42	301 / 717	56	335 / 602	53	166 / 313	45		357 / 799
INTECH Risk-Managed Growth Fund	Jan-03	Multi-Cap Growth Funds	60	274 / 458	70	254 / 365	82	251 / 306	—	—	80		221 / 277
Orion Fund	Dec-07	Mid-Cap Growth Funds	55	285 / 522	11	49 / 457	—	—	—	—	54		272 / 503
Small-Mid Growth Fund	Jun-06	Small-Cap Growth Funds	5	26 / 578	2	9 / 498	—	—	—	—	2		9 / 498

Core Funds
Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	3	12 / 524	2	4 / 388	2	4 / 295	10	14 / 147	1		3 / 342
Growth and Income Fund	Nov-07	Large-Cap Core Funds	64	597 / 936	76	610 / 809	42	279 / 673	21	77 / 379	63		557 / 890
Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	71	662 / 936	66	527 / 809	19	127 / 673	23	84 / 379	69		614 / 890
Small Company Value Fund	Mar-09	Small-Cap Core Funds	13	94 / 768	31	188 / 617	28	141 / 503	—	—		‡
INTECH Risk-Managed Core Fund	Jan-03	Multi-Cap Core Funds	48	357 / 755	67	407 / 610	44	196 / 454	—	—	35		124 / 357
Contrarian Fund	Aug-05	Multi-Cap Core Funds	92	690 / 755	38	229 / 610	—	—	—	—	17		90 / 541

Global/International/ Funds
International Growth Fund	Jun-03	International Funds	8	96 / 1237	1	7 / 935	1	1 / 711	3	8 / 378	1		2 / 643
Worldwide Fund	Apr-09	Global Funds	8	39 / 524	26	96 / 381	53	155 / 294	76	115 / 152		‡
International Equity Fund	Nov-06	International Funds	15	179 / 1237	—	—	—	—	—	—	2		18 / 979
INTECH Risk-Managed International Fund	May-07	International Funds	62	761 / 1237	—	—	—	—	—	—	48		513 / 1070
International Forty Fund	May-08	International Funds	50	616 / 1237	—	—	—	—	—	—	30		355 / 1207
Global Research Fund	Nov-07	Global Funds	56	294 / 524	—	—	—	—	—	—	43		195 / 461

Value Funds
Perkins Mid Cap Value Fund	Dec-02	Mid-Cap Value Funds	15	41 / 291	2	4 / 235	3	4 / 179	—	—	8		12 / 155
INTECH Risk-Managed Value Fund	Dec-05	Multi-Cap Value Funds	54	187 / 346	60	168 / 283	—	—	—	—	60		156 / 259

Alternative Funds
Long/Short Fund	Aug-06	Long/Short Equity Funds	46	47 / 103	—	—	—	—	—	—	30		14 / 47
Global Real Estate Fund	Nov-07	Global Real Estate Funds	5	4 / 81	—	—	—	—	—	—	4		3 / 74

Income Funds
Flexible Bond Fund	May-07	Intermediate Investment Grade Debt	4	22 / 566	7	30 / 462	8	29 / 395	20	42 / 210	7		35 / 511
High-Yield Fund	Aug-05	High Current Yield	14	64 / 462	27	103 / 392	—	—	—	—	27		99 / 369

Rankings are for the Class S Shares only; other classes may have different performance characteristics.

Janus Aspen Series (“JAS”) Institutional Shares

			Lipper Rankings Based on Total Returns as of 6/30/09
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile		Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)		Total Funds
Growth Funds
Forty Portfolio	Jan-08	VA Large-Cap Growth	87	206 / 236	1	1 / 213	1	1 / 192	3	2 / 76	31		70 / 229
Janus Portfolio	Oct-07	VA Large-Cap Growth	37	86 / 236	32	68 / 213	58	111 / 192	62	47 / 76	36		80 / 224
Enterprise Portfolio	Oct-07	VA Mid-Cap Growth	59	80 / 136	12	15 / 124	9	9 / 111	73	31 / 42	23		29 / 129

Core Funds
Balanced Portfolio	Apr-05	VA Mixed-Asset Target Alloc. Mod.	2	3 / 185	1	1 / 120	3	2 / 78	13	6 / 47	2		1 / 95
Growth and Income Portfolio	Nov-07	VA Large-Cap Core	21	48 / 230	30	62 / 207	14	24 / 182	11	9 / 87	17		37 / 221
Fundamental Equity Portfolio	Nov-07	VA Large-Cap Core	65	149 / 230	56	116 / 207	15	27 / 182	16	14 / 87	53		117 / 221

Global/International Funds
Worldwide Growth Portfolio	Apr-09	VA Global	29	36 / 125	39	34 / 88	82	60 / 73	87	31 / 35		‡	0
International Growth Portfolio	Jun-03	VA International	4	10 / 275	1	2 / 232	1	1 / 193	3	2 / 97	1		1 / 185
Global Life Sciences Portfolio	Oct-04	VA Health/Biotechnology	95	36 / 37	43	15 / 34	19	6 / 31	—	—	16		5 / 31
Global Technology Portfolio	Jan-06	VA Science & Technolog	37	21 / 57	26	14 / 54	16	8 / 52	—	—	28		15 / 54

Value Funds
Perkins Mid Cap Value Portfolio	May-03	VA Mid-Cap Value	6	4 / 76	2	1 / 63	2	1 / 52	—	—	2		1 / 49

Income Funds
Flexible Bond Portfolio	May-07	VA Intermediate Investment Grade Debt	10	7 / 73	17	11 / 67	19	11 / 60	18	5 / 28	13		9 / 69

Rankings are for the Institutional Shares only; other classes may have different performance characteristics.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.